Exhibit 10.1

PHYSICIANS FORMULA, INC.

AMENDMENT TO SECOND AMENDED AND
RESTATED EMPLOYMENT AGREEMENT

This Amendment to Second Amended and Restated Employment Agreement (the “Amendment”) is made as of May 2, 2012, by and between Physicians Formula, Inc., a New York corporation (the “Company”), and Ingrid Jackel (“Executive”).

WHEREAS, the Company and Executive are party to that certain Second Amended and Restated Employment Agreement, dated as of February 19, 2010 (the “Amended Employment Agreement”).

WHEREAS, the Company and Executive desire to amend further the Amended employment Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Amendment.

(a)    The first sentence of Section 3(a) of the Amended Employment Agreement is hereby amended in its entirety to read as follows:

“During the Employment Period, Executive's base salary shall be $425,000 per annum or such higher rate as the Board (or the Compensation Committee established by the Board) may determine from time to time (as adjusted from time to time, the “Base Salary”), which salary shall be payable by the Company in regular installments in accordance with the Company's general payroll practices.”

(b)    Section 5(k) of the Amended Employment Agreement is hereby amended in its entirety to read as follows:

“For purposes of this Agreement, “Target Annual Bonus” shall mean 100% of Executive's Base Salary in effect at the time of Executive's termination.”

2.    Continuing Effect of Amended Employment Agreement. Except as expressly provided herein, all of the terms, provisions and conditions of the Amended Employment Agreement shall remain in full force and effect.

3.    Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

4.    Counterparts. This Amendment may be executed in separate counterparts (including by means of telecopied signature pages), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

PHYSICIANS FORMULA, INC.

By:    /s/ Leslie H. Keegan
Name:    Leslie H. Keegan
Title:    Senior Vice President of Finance

Executive:

/s/ Ingrid Jackel
Ingrid Jackel

Acknowledged and Agreed:

PHYSICIANS FORMULA HOLDINGS, INC.

By:     /s/ Leslie H. Keegan
Name:    Leslie H. Keegan
Title:    Senior Vice President of Finance